                                                                Exhibit 1.(3)(c)


Commission Schedule

Scale 1 of 2:  No trail commission
                 Issue Age        Commission         Additional premium
                   0-79           up to 7.5%             up to 3.0%
                   80-90          up to 4.5%             up to 3.0%


Scale 2 of 2: Trail commission of .25% annually on unborrowed account value, beginning in policy year 2

                 Issue Age        Commission      Trail     Additional premium
                   0-79           up to 5.0%      0.25%      up to 3.0%
                   80-90          up to 3.0%      0.25%      up to 3.0%